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                             EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of February 7, 1994, by and between DYCAM, INC., a Delaware corporation (the
----------
"Company") and JOHN A. EDLING ("Executive")

                                R E C I T A L S
                                - - - - - - - -

     A. Executive has extensive experience in the digital still photography business, and desires to be employed as the President of the Company.

     B. The Company desires to employ Executive on the terms and subject to the conditions set forth in this Agreement.

                               A G R E E M E N T
                               - - - - - - - - -

     NOW, THEREFORE, in consideration of the foregoing premises, and mutual covenants and agreements hereinafter set forth, the parties to this Agreement hereby agree as follows:

     1.  Employment.  Company hereby employs Executive, and Executive hereby
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accepts and agrees to employment, on the terms and subject to the conditions set forth herein.

     2.  Capacity and Duties.  Executive shall serve in the capacity of
         -------------------
President of the Company. Executive's duties and responsibilities shall be those incident to the position of President as set forth in the Bylaws of the Company and those which are normally and customarily vested in the office of the president of a corporation, including, without limitation, all powers with respect to general supervision, management, direction and control of the day-to-day operations of the Company, subject to the direction and control of the Board of Directors of the Company (the "Board").

     3. Term.  Subject to the provisions of this Agreement and unless sooner
        ----
terminated as provided in this Agreement, the term of this Agreement will commence on February 7, 1994 and will terminate and expire on February 7, 1997
            ----------                                        ----------
(the "Initial Term"). At the election of the Board, this Agreement may be renewed for up to two successive one year periods (each a "Renewal Term") at the Base Salary then in effect and otherwise on the terms and subject to the provisions set forth in this Agreement. The Board's election to enter into a Renewal Term shall be set forth in writing and shall be delivered to Executive not less than 45 days prior (the "Renewal Term") to the expiration of the Initial Term or the then-current Renewal Term, as appropriate.



















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     4.   Compensation.
          ------------

          4.1. Base Salary.   As compensation for services rendered under this
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Agreement, the Company shall pay to Executive a base salary (the "Base Salary")
at an annual rate of $120,000, payable in accordance with the normal payroll procedures of the Company. The Base Salary shall be subject to review on each anniversary of this Agreement, and may, in the sole and absolute discretion of the Board, be increased at that time.

          The Company may deduct from each Base Salary payment amounts sufficient to cover applicable federal, state and/or local income tax withholdings and any other amounts which the Company is required to withhold by applicable law.

          4.2. Bonus.  Executive shall receive options vesting over three years
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for 45,000 shares of Styles on Video, Inc. Common Stock at an exercise price of
$8.67 per share. Additionally, the Board, in its sole and absolute discretion, may from time to time award Executive bonus compensation.

          4.3. Benefits.  During the term of Executive's employment under this
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Agreement, Executive shall be entitled to ten days paid vacation leave per annum and shall have the right to participate in all operative employee benefit and welfare plans of the Company then in effect ("Company Officer Benefit Plan"), including, to the extent then in effect, group life, medical, disability and other insurance plans, all on the same basis generally applicable to the executives of the Company; provided, however, that nothing contained in this
                           --------  -------
Section 4.3 shall, in any manner whatsoever, directly or indirectly, require or otherwise prohibit the Company from amending, modifying, curtailing, discontinuing or otherwise terminating, any Company Officer Benefit Plan at any time (whether during or after the term hereof).

          4.4. Reimbursement. Executive shall be entitled to reimbursement from
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the Company for the reasonable costs and expenses incurred in connection with the performance of the duties and obligations provided for in this Agreement. Reimbursement shall be paid upon presentation of expense statements or vouchers and such other supporting information as the Company may from time to time require.

          5.   Confidentiality and Trade Secrets. Executive hereby assigns and
               ---------------------------------
transfers to the Company all company price lists, pricing information, customer lists, customer names, financial information, trade secrets, confidential trade knowledge, know-how, unprinted or printed data, and other related intangible property obtained or developed during or prior to the term of this Agreement, belonging to, used by, or developed by or for the benefit of the Company (together with all such Company price lists, pricing information, customer lists, customer names, financial


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information, trade secrets, confidential trade knowledge, know-how, unprinted or printed data, and other related intangible property obtained or developed during or prior to the term of this Agreement, belonging to, used by, or developed by or for the benefit of the Company, collectively "Trade Secrets"). All such Trade Secrets shall be kept strictly confidential by Executive and Executive shall not divulge or communicate to any other person or entity, during the term of his employment hereunder or at any time thereafter in perpetuity by any means whatsoever, said Trade Secrets except with the specific written consent of the Company. At the Company's request, Executive agrees to assist the Company, in every proper way to obtain, for its or their own benefit, patents and registered copyrights (where applicable) for discoveries, inventions or improvements thereof in any and all countries, and execute all necessary documents to effectuate the above assignment and transfer. All such discoveries, inventions or improvements are to be and remain the property of the Company whether patented or not. Notwithstanding any provision in this Agreement to the contrary, this paragraph shall not apply to an invention which was developed entirely on the Executive's own time without using the Company's equipment, supplies, facilities or trade secret information except for those inventions that either (i) relate at the time of conception or reduction to practice of the invention to the Company's business or actual or demonstrably anticipated research or development, or (ii) result from any work performed by the Executive for the Company or its subsidiaries. THIS AGREEMENT DOES NOT APPLY TO AN INVENTION WHICH QUALIFIES FULLY UNDER SECTION 2870 OF THE LABOR CODE OF THE
STATE OF CALIFORNIA.

      6. Return of Corporate Property and Trade Secrets. Upon termination of
         ---------------------------------------------
this Agreement for any reason, Executive, or his estate in the event of his death, shall turn over to the Company possession or custody belonging to or relating to the affairs of the Company or any of its subsidiaries or affiliates or comprising or relating to the Trade Secrets.

     7. Termination of Employment.
        -------------------------
        7.1. Events Causing Termination. This Agreement shall terminate immediately on the occurrence of any of the following events:
             (a) The death of Executive, the loss of Executive's legal capacity to carry out the duties of his employment or the continued physical incapacity on the part of Executive to perform his duties for a period in excess of 90 consecutive calendar days, unless specifically waived in writing by the Company;
             (b) The willful breach of a fiduciary duty by Executive in the course of his employment, involving a material

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personal profit to Executive at the expense of the Company unless specifically waived in writing by the Company;

                  (c) The habitual neglect by Executive of his material employment duties, unless specifically waived in writing by the Company;

                  (d) The breach by Executive of that certain Non-Compete Agreement, dated as of February 7, 1994, by and among Executive, the Company and Styles on Video, Inc;

                  (e) Executive's conviction of a felony or misdemeanor involving fraud or moral turpitude; or

                  (f) Upon written notice delivered by Executive to the Company upon the occurrence of the willful or permanent breach of the material obligations of the Company to Executive under this Agreement;

        In addition, this Agreement shall terminate if the Company fails to deliver the Renewal Notice described in Section 3 hereof.

              7.2 COMPENSATION UPON TERMINATION. Upon termination of this Agreement by either party, Executive shall receive all Base Salary pay earned through the date of termination. Executive shall not receive any severance pay from the Company.

       8. INJUNCTIVE RELIEF. Executive hereby recognizes, acknowledges and
          -----------------
agrees that in the event of any breach by Executive of any of his covenants, agreements, duties or obligations hereunder, the Company would suffer great and irreparable harm, injury and damage, the Company would encounter extreme difficulty in attempting to prove the actual amount of damages suffered by the Company as a result of such breach, and the Company would not be reasonably or adequately compensated in damages in any action at law. Executive therefore agrees that, in addition to any other remedy the Company may have at law, in equity, by statute or otherwise, in the event of any breach by Executive of any of the covenants, agreements, duties or obligations hereunder, the Company or its subsidiaries and other equitable relief from any court of competent jurisdiction to enforce any of the rights of the Company or its subsidiaries and other equitable relief from any court of competent or any of the covenants, agreements, duties or obligations of Executive hereunder, or otherwise to prevent the violation of any of the terms or provisions hereof, all without the necessity of proving the amount of any actual damage to the Company or its subsidiaries thereof resulting therefrom; provided, however, that nothing contained in this Section 8 shall be deemed or construed in any manner whatsoever as a waiver by the Company or its subsidiaries of any of the rights which any of them may have against Executive at law, in equity, by statute or otherwise

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arising out of, in connection with or resulting from the breach by Executive of any of his covenants, agreements, duties or obligations hereunder.

      9. Arbitration.
         -----------
         (a) General. All disputes, controversies or unresolved questions that
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arise under or with respect to this Agreement shall be settled by arbitration under this Section 9. The party desiring arbitration shall give notice to that effect to the other party. Arbitration shall be conducted in accordance with the Employment Dispute Resolution Rules or then existing rules for arbitration of employment disputes issued by the American Arbitration Association. Any arbitration proceedings hereunder shall be held in Los Angeles, California, United States of America. The arbitrator or arbitrators shall only interpret and apply the terms and provisions of this Agreement and shall not charge any such terms or provisions or deprive either party of any right or remedy expressly or impliedly provided for in this Agreement (or any agreement relating hereto). The arbitration of such issues, including the determination of any amount of damages suffered by any party, shall be final and binding upon the parties hereto to the maximum extent permitted by law. The parties intend that this Section 9 shall be valid, binding, enforceable and irrevocable and shall survive the termination of this Agreement.

         (b) Exception. Notwithstanding the foregoing provisions of this Section
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9, a party having given the other party at least ten days' notice of the other party's alleged breach may in good faith seek immediate equitable relief from a court of competent jurisdiction to enable the instituting party to prevent irreparable harm (alleged to arise form the alleged breach) pending arbitral relief.

         (c) Arbitrators' Fees. The prevailing party shall recover all fees,
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costs and expenses of any arbitrator, whether selected by Executive or Company.

         (d) Discovery. The provisions of Section 128.05 of the California
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Code of Civil Procedure are hereby incorporated herein, made a part hereof and made applicable to this Agreement.

         (e) Expedited Procedure. Either party to the arbitration may elect, by
             -------------------
notice to the other party, to have the arbitration be conducted on an expedited basis. Thereafter, the arbitrator shall be empowered to expedite the proceedings by all reasonable means consistent with a fair hearing of the dispute. Such means may include the imposition of accelerated discovery and hearing schedules, requiring submissions within abbreviated time periods and imposing limits on numbers of witnesses and the length of hearings.

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         (f)  Enforcement.  Judgment upon the decision of the arbitrator
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may be entered in any court having jurisdiction over the party against which enforcement is sought.

     10. Attorneys' Fees.  If any action, suit, arbitration or other proceeding
         ---------------
is instituted concerning or arising out of this Agreement, the prevailing party shall recover all of such party's costs and reasonable attorneys' fees incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom that a court would award.

     11. Indemnification. The Company and Executive shall enter into an
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Indemnification Agreement substantially in the form of Exhibit A hereto.
                                                       ---------

     12. Miscellaneous.
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         12.1. Notices.  All notices, requests and other communications
(collectively, "Notices") given pursuant to this Agreement shall be in writing, and shall be delivered by facsimile transmission with a copy delivered by personal service or by United States first class, registered or certified mail (return receipt requested), postage prepaid, addressed to the party at the address set forth below:

               (a)  if to the Company:

                    Dycam, Inc.
                    9588 Topanga Canyon Boulevard
                    Chatsworth, CA 91311
                    Attention: Board of Directors
                    Telecopy No.: (818) 998-7951

                    with a copy to:

                    Styles On Video, Inc.
                    21216 Vanowen Street
                    Canoga Park, CA 91303
                    Attention: Guy de Vreese
                    Telecopy No.: (818) 595-0121

                    and

                    Hill Wynne Troop & Meisinger
                    10940 Wilshire Boulevard, Suite 800
                    Los Angeles, CA 90024
                    Attention: Diana L. Van Zuyen, Esq.
                    Telecopy No.: (310) 443-7599

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                    (b)  if to Executive

                         John A. Edling
                         22860 Erwin Street
                         Woodland Hills, CA 91367
                         Telecopy No.: (818) 348-8049

Any Notice shall be deemed duly given when received by the addressee thereof, provided that any Notice sent by registered or certified mail shall be deemed to
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have been duly given three days from date of deposit in the United States mails, unless sooner received. Either party may from time to time change its address for further Notices hereunder by giving notice to the other party in the manner prescribed in this Section 12.1.

          12.2. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED BOTH AS TO VALIDITY AND PERFORMANCE AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES THEREOF. JURISDICTION AND VENUE OVER ANY LEGAL ACTION BROUGHT HEREUNDER SHALL RESIDE EXCLUSIVELY IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA. EACH OF THE PARTIES HERETO HEREBY WAIVE THEIR RIGHT TO A JURY TRIAL WITH RESPECT TO ANY SUCH LEGAL ACTIONS.

          12.3. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          12.4. Severable Provisions. The provisions of this Agreement are severable, and if any one or more provisions are determined to be judicially unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

          12.5. Successors and Assigns. This Agreement and all obligations and benefits of Executive and the Company hereunder shall bind and inure to the benefit of Executive and the Company, their respective affiliates, and their respective successors and assigns.

          12.6. Amendments and Waivers. No amendment or waiver of any term or provision of this Agreement shall be effective unless made in writing. Any written amendment or waiver shall be effective only in the instance given and then only with respect to the specific term or provision (or portion thereof) of this Agreement to which it expressly relates, and shall not be deemed or construed to constitute a waiver of any other term or provision (or portion thereof) waived in any other instance.

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             12.7.      TITLE AND HEADINGS.  The titles and headings contained
in this Agreement are included for convenience only and form no part of the agreement between the parties.

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                     "THE COMPANY"

                                     DYCAM, INC.,
                                     a Delaware corporation


                                     By:  /s/ Guy de Vreese
                                        ------------------------
                                          Name:_________________
                                          Title:________________


                                     "EXECUTIVE"

                                        /s/ John A. Edling
                                        ------------------------
                                        JOHN A. EDLING


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